Exhibit 5.1

December 19, 2008

Southern Community Financial Corporation
4605 Country Club Road
Winston-Salem, NC 27104

Re: Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel to Southern Community Financial Corporation, a North Carolina corporation (the “Company”), in connection with the filing on the date hereof of a shelf Registration Statement on Form S-3 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering (i) a warrant dated December 5, 2008 (the “Warrant”) to purchase common stock, no par value, of the Company (the “Common Stock”) and (ii) up to 1,623,418 shares of Common Stock issuable upon exercise of the warrant (the “Warrant Shares” and together with the Warrant, the “Securities”) to be sold from time to time on a delayed basis by certain security holders of the Company, all as more fully described in the Registration Statement. All capitalized terms not otherwise defined herein have the meanings set forth in the Registration Statement.

The Securities were issued pursuant to a Letter Agreement, dated as of December 5, 2008 (the “Letter Agreement”), between the Company and the United States Department of the Treasury, which included the Securities Purchase Agreement – Standard Terms incorporated therein (the “Standard Terms”), the Annexes to the Standard Terms and the Schedules to the Letter Agreement (collectively, the “Securities Purchase Agreement”).

In rendering this opinion, we have reviewed and relied upon (i) the Company’s amended and restated articles of incorporation and amended and restated bylaws, each as amended to date; (ii) certain resolutions of the Company’s Board of Directors or committees of the Board of Directors (the “Resolutions”); (iii) the Registration Statement, including the prospectus filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement; (iv) those exhibits that have been incorporated by reference to the Registration Statement; (v) the Securities Purchase Agreement; and (vi) such other proceedings, documents and records and such questions of law as we have deemed necessary or appropriate to enable us to render this opinion.

We have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed herein.

We have assumed: (i) that the authorization of the Securities by the Board of Directors shall not have been revoked or rescinded; (ii) that the Warrant Shares have been reserved for issuance upon exercise of the Warrant and the certificates evidencing the same will have been duly executed and delivered against receipt of the consideration called for in the Warrant; (iii) that the Commission will have entered an appropriate order declaring effective the Registration Statement, which order shall not have lapsed or been revoked or rescinded; (iv) that a prospectus supplement describing the Securities offered thereby will have been filed with the Commission if required; (v) that all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement; (vi) that the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ix) the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted as copies; and (x) the genuineness of all signatures and legal competence of all signatories.

Based upon and subject to the foregoing, we are of the following opinions:

1. The Warrant has been duly authorized and is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors’ rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), or limited by a requirement as to commercial reasonableness, conscionability or good faith.

2.  The Warrant Shares have been duly authorized and, when issued upon exercise of the Warrant in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.  These opinions are given as of the date of this letter, and we undertake no responsibility to advise you of any changes in applicable law or any other matters that may come to our attention after the date of this letter that may affect our opinions expressed herein.

Very truly yours

/s/ Williams Mullen, P.C.

Williams Mullen, P.C.